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                                                                   EXHIBIT 99.02


                           1998 HEIDRICK & STRUGGLES
                            GLOBALSHARE PROGRAM II



1.  Purpose of the Program

          The purpose of the Program is to aid the Company and its Subsidiaries and Affiliates in rewarding certain individuals who are independent contractors to or non-employee Directors of the Company, its Subsidiaries and Affiliates and to motivate such individuals to exert their best efforts on behalf of the Company, its Subsidiaries and Affiliates by providing incentives through the granting of Awards. The Company expects that it will benefit from the added interest which such individuals will have in the welfare of the Company as a result of their proprietary interest in the Company's success.

2.  Definitions

     The following capitalized terms used in the Program have the respective meanings set forth in this Section:

          (a)  Act:  The Securities Exchange Act of 1934, as amended, or any
               ---
               successor thereto.

          (b)  Affiliate:  Any entity in which the Company, directly or
               ---------
               indirectly, has at least a five percent ownership interest.

          (c)  Award:  The grant of an Option, Stock Appreciation Right, or
               -----
               Other Stock-Based Award or the sale of Purchased Shares pursuant to such terms, conditions, requirements and limitations as the Board may establish in order to fulfill the objectives of the Program.

          (d)  Beneficial Owner:  As such term is defined in Rule 13d-3 under
               ----------------
               the Act (or any successor rule thereto).

          (e)  Board:  The Board of Directors of the Company.
               -----

          (f)  Cause:  the (a) failure to perform duties which is not cured
               -----
               within 30 days of receiving written notice, (b) conviction or plea of guilty or no contest to (i) a felony or (ii) a crime involving moral turpitude or (c) willful malfeasance or misconduct which is materially injurious to the Company.
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                                                                               2

          (g)  Change in Control:  The occurrence of any of the following
               -----------------
               events:

               (i) any Person (other than the Company, any trustee or other fiduciary holding securities under an employee benefit plan of the Company, or any company owned, directly or indirectly, by the stockholders of the Company in substantially the same proportions as their ownership of stock of the Company), becomes the Beneficial Owner, directly or indirectly, of securities of the Company representing 20 percent or more of the combined voting power of the Company's then-outstanding securities;

               (ii) during any period of 24 months (not including any period prior to the Effective Date), individuals who, at the beginning of such period, constitute the Board, and any new director (other than (A) a director nominated by a Person who has entered into an agreement with the Company to effect a transaction described in Sections 2(e)(i), (iii) or (iv) of the Program, (B) a director nominated by any Person (including the Company) who publicly announces an intention to take or to consider taking actions (including, but not limited to, an actual or threatened proxy contest) which, if consummated, would constitute a Change in Control, or (C) a director nominated by any Person who is the Beneficial Owner, directly or indirectly, of securities of the Company representing 10 percent or more of the combined voting power of the Company's securities) whose election by the Board or nomination for election by the Company's stockholders was approved in advance by a vote of at least two-thirds of the directors then still in office who either were directors at the beginning of the period or whose election or nomination for election was previously so approved, cease for any reason to constitute at least a majority thereof;

               (iii) the stockholders of the Company approve any transaction or series of transactions under which the Company is merged or consolidated with any other company, other than a merger or consolidation (A) which would result in the voting securities of the Company outstanding immediately prior thereto continuing to represent (either by remaining outstanding or by being converted into voting securities of the surviving entity or its parent corporation) more than 66-2/3 percent of the combined voting power of the voting securities of the Company or such surviving entity or its parent corporation outstanding immediately after such merger or consolidation, and (B) after which no Person holds 20 percent or more of the combined voting power of the then-outstanding securities of the Company or such surviving entity or its parent corporation; or
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                                                                               3

               (iv) the stockholders of the Company approve a plan of complete liquidation of the Company or an agreement for the sale or disposition by the Company of all or substantially all of the Company's assets.

          (h)  Code:  The US Internal Revenue Code of 1986, as amended, or any
               ----
               successor thereto.

          (i)  Committee:  The Compensation Committee of the Board.
               ---------

          (j)  Company:  Heidrick & Struggles International, Inc. a Delaware
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               corporation.

          (k)  Effective Date: The date on which the Program takes effect, as
               --------------
               defined pursuant to Section 18 of the Program.

          (l)  Fair Market Value:  (i)  As of any date prior to an Initial
               -----------------
               Public Offering, the value of a Share as determined by the Committee based upon an objective valuation of the Company conducted within the preceding 12 months on behalf of the Committee by the Company or by an independent person or entity having recognized expertise in the valuation of companies; and
               (ii) as of any date on or after an Initial Public Offering, the arithmetic mean of the high and low prices of the Shares as reported on such date on the Composite Tape of the principal national securities exchange on which such Shares are listed or admitted to trading, or, if no Composite Tape exists for such national securities exchange on such date, then on the principal national securities exchange on which such Shares are listed or admitted to trading, or, if the Shares are not listed or admitted on a national securities exchange, the arithmetic mean of the per Share closing bid price and per Share closing asked price on such date as quoted on the National Association of Securities Dealers Automated Quotation System (or such market in which such prices are regularly quoted), or, if there is no market on which the Shares are regularly quoted, the Fair Market Value shall be the value established by the Committee in good faith. If no sale of Shares shall have been reported on such Composite Tape or such national securities exchange on such date or quoted on the National Association of Securities Dealer Automated Quotation System on such date, then the immediately preceding date on which sales of the Shares have been so reported or quoted shall be used.

          (m)  Initial Public Offering:  The first to occur of (a) the sale, in
               -----------------------
               a public offering, of at least 20 percent of the Shares of the Company or (b) any transaction as a result of which the Shares of the Company are required to be registered under Section 12 of the Act.
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                                                                               4

          (n)  LSAR:  A limited stock appreciation right granted pursuant to
               ----
               Section 8(d) of the Program.

          (o)  Other Stock-Based Awards:  Awards granted pursuant to Section 10
               ------------------------
               of the Program.

          (p)  Option:  A stock option granted pursuant to Section 7 of the
               ------
               Program.

          (q)  Option Price:  The purchase price per Share of an Option, as
               ------------
               determined pursuant to Section 7(a) of the Program.

          (r)  Participant:  An individual who is selected by the Committee to
               -----------
               participate in the Program pursuant to Section 5 of the Program.

          (s)  Performance-Based Awards:  Certain Other Stock-Based Awards
               ------------------------
               granted pursuant to Section 10(b) of the Program.

          (t)  Person:  As such term is defined in Section 3 of the Act or as
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               such term is used for purposes of Section 13(d) or 14(d) of the
               Act (or any successor section thereto).

          (u)  Program:  The 1998 Heidrick & Struggles GlobalShare Program II.
               -------

          (v)  Purchase Right:  The right to purchase a specified number of
               --------------
               Shares pursuant to Section 9 of the Program.

          (w) Purchased Shares: Shares purchased pursuant to a Purchase Right.
              ----------------

          (x)  Shares:  Shares of common stock, par value $0.01 per Share, of
               ------
               the Company.

          (y)  Stock Appreciation Right:  A stock appreciation right granted
               ------------------------
               pursuant to Section 8 of the Program.

          (z)  Subsidiary:  A subsidiary corporation, as defined in Section
               ----------
               424(f) of the Code (or any successor section thereto).

3.  Shares Subject to the Program

          The total number of Shares which may be issued or delivered as Awards under the Program and the 1998 Heidrick & Struggles GlobalShare Program I ("Program I") (herein collectively referred to as the "Overall Program") is 3,721,667, consisting of (a) 666,667 Shares eligible to be purchased under the Overall Program pursuant to a Purchase Right and (b) 3,055,000 Shares which may be awarded as Options or other Stock Based Awards under
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                                                                               5

the Overall Program. The aggregate maximum number of Shares for which Awards may be granted under the Overall Program during a calendar year to any Participant in either the Program or Program I shall be 275,000. The Shares may consist, in whole or in part, of authorized and unissued Shares or treasury Shares or Shares which are authorized and issued and have been acquired by or on behalf of the Company or the Overall Program and are available for Awards under the Overall Program. The issuance of Shares or the payment of cash upon the exercise of an Award shall reduce the total number of Shares available under the Overall Program, as applicable. Shares which are subject to Awards which are forfeited, terminated, or expire unexercised may be granted again under the Overall Program.

 .4.  Administration

          Prior to an Initial Public Offering, the Program shall be administered by the Board. Thereafter, the Program shall be administered by the Committee, which may delegate its duties and powers in whole or in part to any subcommittee thereof consisting solely of at least two individuals who are each "non-employee directors" within the meaning of Rule 16b-3 under the Act (or any successor rule thereto) and "outside directors" within the meaning of Section 162(m) of the
Code (or any successor section thereto). The Committee is authorized to interpret the Program, to establish, amend and rescind any rules and regulations relating to the Program, and to make any other determinations that it deems necessary or desirable for the administration of the Program. The Committee may correct any defect or supply any omission or reconcile any inconsistency in the Program in the manner and to the extent the Committee deems necessary or desirable. Any decision of the Committee in the interpretation and administration of the Program, as described herein, shall lie within its sole and absolute discretion and shall be final, conclusive and binding on all parties concerned (including, but not limited to, Participants and their beneficiaries or successors). The Committee shall require payment of any amount it may determine to be necessary to withhold for federal, state, local or other taxes as a result of the exercise of an Award. To the extent permitted by the Committee, the Participant may elect to pay a portion or all of such withholding taxes by (a) delivery in Shares or (b) having Shares withheld by the Company from any Shares that would have otherwise been received by the Participant. The number of Shares so delivered or withheld shall have an aggregate Fair Market Value sufficient to satisfy the applicable withholding taxes. The Board, by specific resolution, may constitute the chief executive officer as a committee of one which shall have the authority to grant Awards of up to an aggregate of 100,000 Shares in each calendar year to each Participant in the Program or Program I who is not subject to the rules promulgated under Section 16 of the
Act or Section 162(m) of the Code (or any successor section of either);
provided, however, that such chief executive officer shall notify the Committee of any such grants made pursuant to this Section 4.
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                                                                               6

5.  Eligibility

          Independent contractors to and non-employee Directors of the Company and its Subsidiaries and Affiliates are eligible to be granted Awards under the Program. Except as set forth in Section 4, Participants shall be selected by the Committee, in its sole discretion, from among those eligible, and the Committee shall determine, in its sole discretion, the number of Shares to be covered by the Awards granted to each Participant.

6.  Limitations

          No Award may be granted under the Program after the tenth anniversary of the Effective Date, but Awards theretofore granted may extend beyond that date.

7.  Terms and Conditions of Options

          Options granted under the Program shall be, as determined by the Committee, non-qualified or incentive stock options for US federal income tax purposes, as outlined and evidenced by the related Award agreements, and shall be subject to the foregoing and the following terms and conditions and to such other terms and conditions, not inconsistent therewith, as the Committee shall determine:

          (a)  Option Price.  The Option Price per Share shall be determined by
               ------------
the Committee, but shall not be less than 100 percent of the Fair Market Value of the Shares on the date an Option is granted. Notwithstanding the above, the Option Price per Share for any Options granted in connection with an Initial Public Offering shall be the Initial Public Offering price per Share.

          (b)  Exercisability.  Options granted under the Program shall be
               --------------
exercisable at such time and upon such terms and conditions as may be determined by the Committee, but in no event shall an Option be exercisable more than ten years after the date it is granted.

          (c)  Exercise of Options.  Except as otherwise provided in the Program
               -------------------
or in an Award agreement, an Option may be exercised for all, or from time to time any part, of the Shares for which it is then exercisable. For purposes of
Section 7 of the Program, the exercise date of an Option shall be the later of the date a notice of exercise is received by the Company and, if applicable, (A) the date payment is received by the Company under (i), (ii) or (iii) below, or
(B) the date irrevocable instructions are delivered to a broker for sale of such Shares, in accordance with (iv) below. The purchase price for the Shares as to which an Option is exercised shall be paid to the Company in full at the time of exercise at the election of the Participant (i) in cash, (ii) in Shares having a Fair Market Value equal to the aggregate Option Price for the Shares being purchased and satisfying such other requirements as may be imposed by the Committee, (iii) partly in cash and partly in such Shares, or (iv) through the delivery of irrevocable instructions to a broker to deliver promptly to the Company an amount equal to the aggregate Option Price for the Shares being purchased. No Participant shall have
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                                                                               7

any rights to dividends or other rights of a stockholder with respect to Shares subject to an Option until the Participant has given written notice of exercise of the Option, paid in full for such Shares and, if applicable, has satisfied any other conditions imposed by the Committee pursuant to the Program.

8.  Terms and Conditions of Stock Appreciation Rights

          (a) Grants.  The Committee also may grant (i) a Stock Appreciation
              ------
Right independent of an Option, or (ii) a Stock Appreciation Right in connection with an Option, or a portion thereof. A Stock Appreciation Right granted pursuant to clause (ii) of the preceding sentence (A) may be granted at the time the related Option is granted or at any time prior to the exercise or cancellation of the related Option, (B) shall cover the same Shares covered by an Option (or such lesser number of Shares as the Committee may determine), and
(C) shall be subject to the same terms and conditions as such Option except for such additional limitations as are contemplated by this Section 8 (or such additional limitations as may be included in an Award agreement).

          (b) Terms.  The exercise price per Share of a Stock Appreciation Right
              -----
shall be an amount determined by the Committee but in no event shall such amount be less than the greater of (i) the Fair Market Value of a Share on the date the Stock Appreciation Right is granted or, in the case of a Stock Appreciation Right granted in conjunction with an Option or a portion thereof, the Option Price of the related Option, and (ii) an amount permitted by applicable laws, rules, by-laws or policies of regulatory authorities or stock exchanges. Each Stock Appreciation Right granted independent of an Option shall entitle a Participant upon exercise to an amount equal to (i) the excess of (A) the Fair Market Value on the exercise date of one Share over (B) the exercise price per Share, times (ii) the number of Shares covered by the Stock Appreciation Right. Each Stock Appreciation Right granted in conjunction with an Option, or a portion thereof, shall entitle a Participant to surrender to the Company the unexercised Option, or any portion thereof, and to receive from the Company in exchange therefor an amount equal to (i) the excess of (A) the Fair Market Value on the exercise date of one Share over (B) the Option Price per Share, times
(ii) the number of Shares covered by the Option, or portion thereof, which is surrendered. The date a notice of exercise is received by the Company shall be the exercise date. Payment shall be made in Shares or in cash, or partly in Shares and partly in cash, valued at such Fair Market Value, all as shall be determined by the Committee. Stock Appreciation Rights may be exercised from time to time upon actual receipt by the Company of written notice of exercise stating the number of Shares with respect to which the Stock Appreciation Right is being exercised. No fractional Shares will be issued in payment for Stock Appreciation Rights, but instead cash will be paid for a fraction or, if the Committee should so determine, the number of Shares will be rounded downward to the next whole Share.

          (c)  Limitations.  The Committee may impose, in its discretion, such
               -----------
conditions upon the exercisability or transferability of Stock Appreciation Rights as it may deem fit.
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                                                                               8

          (d)  Limited Stock Appreciation Rights.  The Committee may grant LSARs
               ---------------------------------
that are exercisable upon the occurrence of specified contingent events. Such LSARs may provide for a different method of determining appreciation, may specify that payment will be made only in cash and may provide that any related Awards are not exercisable while such LSARs are exercisable. Unless the context otherwise requires, whenever the term "Stock Appreciation Right" is used in the Program, such term shall include LSARs.

9.  Purchased Shares

          In connection with an Initial Public Offering, the Board, in its sole discretion, may grant Awards of or offer a right to purchase a specified number of Shares (the APurchased Shares@) at the Initial Public Offering price per Share. Any such grant or offer may be made in such manner as the Board may determine, including pursuant to a Subscription Agreement between the Company and the Participant, provided that any such purchase shall occur not later than ten days after the date of the Initial Public Offering.

10.  Other Stock-Based Awards

          (a)  Generally.  The Committee, in its sole discretion, may grant
               ---------
Awards of Shares, Awards of restricted Shares and Awards that are valued in whole or in part by reference to, or are otherwise based on the Fair Market Value of, Shares ("Other Stock-Based Awards"). Such Other Stock-Based Awards shall be in such form, and dependent on such conditions, as the Committee shall determine, including, without limitation, the right to receive one or more Shares (or the equivalent cash value of such Shares) upon the completion of a specified period of service, the occurrence of an event and/or the attainment of performance objectives. Other Stock-Based Awards may be granted alone or in addition to any other Awards granted under the Program. Subject to the provisions of the Program, the Committee shall determine to whom and when Other Stock-Based Awards will be made, the number of Shares to be awarded under (or otherwise related to) such Other Stock-Based Awards; whether such Other Stock-Based Awards shall be settled in cash, Shares or a combination of cash and Shares; and all other terms and conditions of such Awards (including, without limitation, the vesting provisions thereof).

          (b)  Performance-Based Awards.  Notwithstanding anything to the
               ------------------------
contrary herein, certain Other Stock-Based Awards granted under this Section 10 may be granted on the basis of performance of the Company ("Performance-Based Awards") and designated as Performance Based Awards; provided, however, that the Committee may grant other Awards that are not intended to be Performance Based Awards (even though such Awards are subject to the attainment of specified performance goals) and not designated as such. A Participant's Performance-Based Award shall be determined based on the attainment of written performance goals approved by the Committee for a performance period established by the Committee (i) while the outcome for that performance period is substantially uncertain and (ii) no more than 90 days after the commencement of the performance period to which the performance goal relates or, if less, the number of days which is equal to 25 percent of the relevant performance
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                                                                               9

period. The performance goals, which must be objective, shall be based upon one or more of the following criteria: (i) consolidated earnings before or after taxes (including earnings before interest, taxes, depreciation and amortization); (ii) net income; (iii) operating income; (iv) earnings per Share;
(v) book value per Share; (vi) return on stockholders' equity; (vii) expense management; (viii) return on investment; (ix) improvements in capital structure;
(x) profitability of an identifiable business unit or product; (xi) maintenance or improvement of profit margins; (xii) stock price; (xiii) market share; (xiv) revenues or sales; (xv) costs; (xvi) cash flow; (xvii) working capital and (xviii) return on assets. The foregoing criteria may relate to the Company, one or more of its Subsidiaries or one or more of its divisions or units, or any combination of the foregoing, and may be applied on an absolute basis and/or be relative to one or more peer group companies or indices, or any combination thereof, all as the Committee shall determine. In addition, to the degree consistent with Section 162(m) of the Code (or any successor section thereto), the performance goals may be calculated without regard to extraordinary items. The maximum amount of a Performance-Based Award to any Participant with respect to a fiscal year of the Company shall be $2,000,000. The Committee shall determine whether, with respect to a performance period, the applicable performance goals have been met with respect to a given Participant and, if they have, to so certify and ascertain the amount of the applicable Performance-Based Award. No Performance-Based Awards will be paid for such performance period until such certification is made by the Committee. The amount of the Performance-Based Award actually paid to a given Participant may be less than the amount determined by the applicable performance goal formula, at the discretion of the Committee. The amount of the Performance-Based Award determined by the Committee for a performance period shall be paid to the Participant at such time as determined by the Committee in its sole discretion after the end of such performance period; provided, however, that a Participant may, if and to the extent permitted by the Committee and consistent with the provisions of section 162(m) of the Code, elect to defer payment of a Performance-Based Award.

11.  Adjustments Upon Certain Events

          Notwithstanding any other provisions in the Program to the contrary, the following provisions shall apply to all Awards granted under the Program:

          (a)  Generally.  In the event of any change in the outstanding Shares
               ---------
after the Effective Date by reason of any Share dividend or split, reorganization, recapitalization, merger, consolidation, spin-off, combination or exchange of Shares or other corporate exchange, or any distribution to stockholders of Shares other than regular cash dividends, the Committee in its sole discretion and without liability to any person may make such substitution or adjustment, if any, as it deems to be equitable, as to (i) the number or kind of Shares or other securities issued or reserved for issuance pursuant to the Program or pursuant to outstanding Awards, (ii) the Option Price and/or (iii) any other affected terms of such Awards.

          (b)  Change in Control.  Except as otherwise provided in an Award
               -----------------
agreement, in the event of a Change in Control, the Committee in its sole discretion and without liability
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                                                                              10

to any person may take such actions, if any, as it deems necessary or desirable with respect to any Award (including, without limitation, (i) the acceleration of an Award, (ii) the payment of a cash amount in exchange for the cancellation of an Award and/or (iii) the requiring of the issuance of substitute Awards that will substantially preserve the value, rights and benefits of any affected Awards previously granted hereunder) as of the date of the consummation of the Change in Control. Any such determination by the Committee shall be final and binding upon the Company and all Participants.

12.  No Right to Continued Relationship; No Obligation of Uniform Treatment

          The granting of an Award under the Program shall impose no obligation on the Company or any Subsidiary or Affiliate to continue the independent contractor relationship between it and any Participant and shall not lessen or affect the Company's, Subsidiary's or Affiliate=s right to terminate its relationship with such Participant. No Participant shall have any claim to be granted any Award under the Plan, and there is no obligation for uniformity of treatment of Participants or any other Persons.

13.  Successors and Assigns

          The Program shall be binding on all successors and assigns of the Company and a Participant, including without limitation, the estate of such Participant and the executor, administrator or trustee of such estate, or any receiver or trustee in bankruptcy or representative of the Participant's creditors.

14.  Nontransferability of Awards

          Except to the extent provided by the Committee, an Award shall not be transferable or assignable by the Participant otherwise than by will or by the laws of descent and distribution. An Award exercisable after the death of a Participant may be exercised by the legatees, personal representatives or distributees of the Participant.

15.  Amendments or Termination

          The Board may amend, alter or discontinue the Program, but, if necessary to obtain an exemption from Section 16 of the Act or Section 12(m) of the Code, no amendment, alteration or discontinuation shall be made which, (a) without the approval of the stockholders of the Company, would (except as is provided in Section 11 of the Program), increase the total number of Shares reserved for the purposes of the Program, or (b) without the consent of a Participant, would impair any of the rights or obligations under any Award theretofore granted to such Participant under the Program; provided, however, that the Committee may amend the Program in such manner as it deems necessary to permit the granting of Awards meeting the requirements of the Code or other applicable laws. Notwithstanding anything to the contrary herein, the Board may not amend, alter or discontinue the provisions relating to Section 11(b) of the Program after the occurrence of a Change in Control.
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                                                                              11

16.  International Participants

          With respect to Participants who reside or work outside the United States of America and who are not (and who are not expected to be) "covered employees" within the meaning of Section 162(m) of the Code, the Committee may, in its sole discretion, amend the terms of the Program or Awards with respect to such Participants in order to conform such terms with the requirements of local law.

17.  Choice of Law

          The Program shall be governed by and construed in accordance with the laws of the State of Delaware applicable to contracts made and to be performed in the State of New York.

18.  Effectiveness of the Program

          The Program shall be effective as of June 9, 1998. If the Program is not approved by the stockholders of the Company prior to the first anniversary of the Effective Date, no Awards may be granted thereafter. No new Awards may be granted under the Program after June 8, 2008.